EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.001 per share, of FBR Capital Markets Corporation, a Virginia corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 14, 2008.

This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

(1)	Forest Holdings LLC
c/o Crestview, L.L.C.
667 Madison Avenue
New York, NY 10021

(2)	Crestview Partners, L.P.
c/o Crestview, L.L.C.
667 Madison Avenue
New York, NY 10021

(3)	Crestview Partners (PF), L.P.
c/o Crestview, L.L.C.
667 Madison Avenue
New York, NY 10021

(4)	Crestview Holdings (TE), L.P.
c/o Crestview, L.L.C.
667 Madison Avenue
New York, NY 10021

(5)	Crestview Offshore Holdings (Cayman), L.P.
c/o Crestview, L.L.C.
667 Madison Avenue
New York, NY 10021

(6)	Crestview Partners GP, L.P.
c/o Crestview, L.L.C.
667 Madison Avenue
New York, NY 10021

Issuer & Ticker Symbol: FBR Capital Markets Corporation (FBCM)

Date of Event Requiring Statement: 12/31/2007

Forest Holdings LLC

By:	Crestview Partners, L.P., as Member
By: Crestview Partners GP, L.P, as General Partner
By: Crestview, L.L.C., as General Partner

By:	/s/ Wing Sommers Keith
	Name:	Wing Sommers Keith
	Title:	Chief Operating Officer

Crestview Partners, L.P.
Crestview Partners (PF), L.P.
Crestview Holdings (TE), L.P.
Crestview Offshore Holdings (Cayman), L.P.

By:	Crestview Partners GP, L.P, as General Partner
By: Crestview, L.L.C., as General Partner

By:	/s/ Wing Sommers Keith
	Name:	Wing Sommers Keith
	Title:	Chief Operating Officer

Crestview Partners GP, L.P.

By: Crestview, L.L.C., as General Partner

By:	/s/ Wing Sommers Keith
	Name:	Wing Sommers Keith
	Title:	Chief Operating Officer